UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2016

EMISPHERE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-17758	13-3306985
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

240 Cedar Knolls Road, Suite 200, Cedar Knolls, New Jersey		07927
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 973-532-8000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders (the “Annual Meeting”) on May 25, 2016. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are set forth below. A more detailed description of each proposal is set forth in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 15, 2016.

Proposal No. 1 – Election of Directors. The stockholders elected each of the Board’s nominees for director, to serve a term expiring at the third succeeding annual meeting after their election or until their respective successors are duly elected and qualified, by the votes set forth in the table below:

Name	For	Against/Withheld	Broker Non-Vote
Timothy McInerney	26,092,176	206,226	23,889,414
Jacob M. Plotsker	26,167,335	131,067	23,889,414
Alan L. Rubino	26,167,428	130,974	23,889,414

Proposal No. 2 – Ratification of Appointment of Certified Public Accountants. The stockholders ratified, by non-binding vote, the appointment of RSM US LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2016, by the votes set forth in the table below:

For	Against/Withheld	Abstained	Broker Non-Vote
49,594,399	160,802	432,615	n/a

Proposal No. 3 – Advisory Approval of Executive Compensation. The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, by the votes set forth in the table below:

For	Against/Withheld	Abstained	Broker Non-Vote
25,065,669	1,127,362	105,371	n/a

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emisphere Technologies, Inc.

May 26, 2016	By:	/s/ Michael R. Garone
Name: Michael R. Garone Title: Chief Financial Officer